EXHIBIT 99.1

MILLENNIUM
PROXY
Special Meeting of Shareholders to be held on                        , 2004
This Proxy is solicited on behalf of the Board of Directors

        The undersigned, as a holder of common stock of Millennium Bank (the "Bank"), hereby constitutes and appoints                        ,                         and                          and each or any of them, proxy holders of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of the Bank that the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Bank to be held at                        ,                         , Pennsylvania            on                        , 2003, commencing at                 .m., eastern standard time, and at any adjournment or postponement thereof, as indicated upon the matters described in the proxy statement/prospectus.

        PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

        I plan to attend the meeting [    ]

1.
Approval and adoption of the Agreement and Plan of Merger, dated as of October 15, 2003, by and among Harleysville National Corporation, Harleysville National Bank and Trust Company, and the Bank.

[    ] FOR [    ] AGAINST [    ] ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

2.
Approval of adjournment or postponement of the Special Meeting.

[    ] FOR [    ] AGAINST [    ] ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

        This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the proposal(s).

Dated: , 2004
Signature of Shareholder
Signature of Shareholder

Number of Shares Held of Record
on                        , 2003.

        This proxy must be dated, signed by the shareholder(s) and returned promptly to the Bank in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED